Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FIRST QUARTER EARNINGS RESULTS

ABILENE, Texas, April 21, 2016 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the first quarter of 2016 of $25.70 million, up 7.08 percent compared with earnings of $24.00 million in the same quarter last year. Basic earnings per share were $0.39 for the first quarter of 2016 compared with $0.37 in the same quarter a year ago.

All amounts for the first quarter ended March 31, 2016, include the results of the asset purchase of 4Trust Mortgage, Inc. on May 31, 2015, and the acquisition of First Bank, N.A., Conroe, Texas, on July 31, 2015. As of the acquisition date, First Bank had total gross loans of $252.46 million and total deposits of $356.75 million.

Net interest income for the first quarter of 2016 increased 11.59 percent to $57.02 million compared with $51.10 million in the same quarter of 2015. The net interest margin, on a taxable equivalent basis, was 4.15 percent for the first quarter of 2016 compared to 4.16 percent in the fourth quarter of 2015 and 4.11 percent in the first quarter of 2015. Included in interest income for the first quarter of 2016 was $720 thousand, or four basis points in net interest margin, related to discount accretion from fair value accounting related to the Conroe and Orange acquisitions.

The provision for loan losses was $2.33 million in the first quarter of 2016 compared with $4.18 million in the fourth quarter of 2015 and $1.29 million in the first quarter of 2015. The continued provision for loan losses in 2016 and 2015 reflects the continued levels of nonperforming and classified assets, gross charge-offs, as well as the economic effects related to the oil and gas industry. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.88 percent at March 31, 2016, compared with 0.89 percent at December 31, 2015, and 0.69 percent at March 31, 2015. Classified loans totaled $142.14 million at March 31, 2016, compared to $149.43 million at December 31, 2015, and $77.75 million at March 31, 2015. Included in recoveries for the quarter ended March 31, 2016, was a $1.2 million recovery of a previously charge-off commercial real estate loan.

At March 31, 2016, loans with oil and gas industry exposure totaled 2.79% of gross loans. These loans comprised $36.40 million of the classified loan totals and $4.92 million of the nonperforming loan totals. In addition, $517 thousand in net charge-offs was related to these oil and gas loans for the quarter ended March 31, 2016. At March 31, 2016, the Company’s allowance for loan loss reserve specific to its total oil and gas loan portfolio totaled 7.37% of total oil and gas loans.

Noninterest income increased 24.68 percent in the first quarter of 2016 to $19.82 million compared with $15.90 million in the same quarter a year ago. Trust fees decreased $76 thousand to $4.66 million in the first quarter of 2016 compared with $4.73 million in the same quarter last year due to a $257 thousand decline in Trust oil and gas fee income when compared to the same quarter a year ago. This decline was mostly offset by an increase in the fair value of Trust assets managed to $4.01 billion from $3.85 billion a year ago. Service charges on deposits and ATM, interchange and credit card fees increased 17.12 and 14.31 percent, respectively, to $4.41 million and $5.68 million compared with $3.77 million and $4.97 million, respectively, in the same quarter last year due to the acquisition of First Bank and the continued

growth in net new accounts and debit cards. Real estate mortgage fees increased 111.81 percent in the first quarter of 2016 to $3.14 million compared with $1.48 million in the same quarter a year ago, primarily resulting from additional loan origination production from the 4Trust Mortgage, Inc. asset purchase.

Noninterest expense for the first quarter of 2016 totaled $41.08 million compared to $33.94 million in the first quarter of 2015. The Company’s efficiency ratio in the first quarter of 2016 was 49.52 percent compared with 47.01 percent in the same quarter last year. The increase in noninterest expense in the first quarter of 2016 was primarily a result of an increase in salary and employee benefit costs driven by the addition of 4Trust Mortgage Inc. and First Bank employees and annual pay increases.

As of March 31, 2016, consolidated assets for the Company totaled $6.53 billion compared to $6.67 billion at December 31, 2015 and $6.03 billion at March 31, 2015. Loans totaled $3.30 billion at quarter end compared with loans of $3.35 billion at December 31, 2015 and $2.94 billion at March 31, 2015. Deposits totaled $5.06 billion at March 31, 2016, compared to $5.19 billion at December 31, 2015 and $4.84 billion at March 31, 2015. The decline in deposits from December 31, 2015 to March 31, 2016 was primarily due to an unusually large increase in correspondent bank balances at December 31, 2015. Shareholders’ equity rose to $838.61 million as of March 31, 2016, compared with $804.99 million at December 31, 2015 and $706.25 million at March 31, 2015.

“We are pleased to report another successful quarter for the Company, especially with continued low interest rates and depressed oil and gas prices,” said F. Scott Dueser, Chairman, President and CEO. “Going forward, we will remain diligent in our search for opportunities to maximize our efficiencies while we continue to seek additional acquisition opportunities for our company that will fit our culture and bring additional earnings and increase shareholder value.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 69 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the

Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2016	2015
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
ASSETS
Cash and due from banks	$139,995	$179,140	$133,340	$149,524	$142,233
Interest-bearing deposits in banks	22,993	89,936	4,268	18,179	18,275
Interest-bearing time deposits in banks	2,427	3,495	4,491	5,456	9,170
Fed funds sold	2,660	3,810	2,790	5,720	5,460
Investment securities	2,763,185	2,734,177	2,737,639	2,729,408	2,689,640
Loans	3,299,207	3,350,593	3,288,422	2,967,768	2,938,707
Allowance for loan losses	(44,072)	(41,877)	(40,420)	(38,999)	(37,828)

Net loans	3,255,135	3,308,716	3,248,002	2,928,769	2,900,879
Premises and equipment	118,208	115,712	116,803	104,495	104,358
Goodwill	139,971	139,971	139,655	96,632	94,882
Other intangible assets	4,198	4,478	4,641	2,407	2,310
Other assets	76,413	85,635	76,016	74,646	58,165

Total assets	$6,525,185	$6,665,070	$6,467,645	$6,115,236	$6,025,372

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$1,654,271	$1,745,952	$1,720,383	$1,574,745	$1,600,807
Interest-bearing deposits	3,409,536	3,444,217	3,376,900	3,152,674	3,236,200

Total deposits	5,063,807	5,190,169	5,097,283	4,727,419	4,837,007
Borrowings	525,340	615,675	500,903	621,155	401,898
Other liabilities	97,430	54,240	77,425	65,469	80,219
Shareholders’ equity	838,608	804,986	792,034	701,193	706,248

Total liabilities and shareholders’ equity	$6,525,185	$6,665,070	$6,467,645	$6,115,236	$6,025,372

	Quarter Ended
	2016	2015
	Mar. 31,	Dec 31,	Sept. 30,	June 30,	Mar. 31,
INCOME STATEMENTS
Interest income	$58,335	$59,047	$57,163	$53,344	$52,069
Interest expense	1,312	1,046	1,065	1,008	970

Net interest income	57,023	58,001	56,098	52,336	51,099
Provision for loan losses	2,328	4,177	2,664	1,554	1,290

Net interest income after provision for loan losses	54,695	53,824	53,434	50,782	49,809
Noninterest income	19,821	19,280	20,446	17,809	15,897
Noninterest expense	41,081	40,342	39,973	35,204	33,943

Net income before income taxes	33,435	32,762	33,907	33,387	31,763
Income tax expense	7,739	7,570	8,021	8,080	7,766

Net income	$25,696	$25,192	$25,886	$25,307	$23,997

PER COMMON SHARE DATA
Net income - basic	$0.39	$0.38	$0.40	$0.39	$0.37
Net income - diluted	0.39	0.38	0.40	0.39	0.37
Cash dividends declared	0.16	0.16	0.16	0.16	0.14
Book Value	12.70	12.20	12.01	10.93	11.01
Market Value	$29.58	$30.17	$31.78	$34.64	$27.64
Shares outstanding - end of period	66,043,442	65,990,234	65,942,155	64,156,302	64,142,812
Average outstanding shares - basic	65,974,559	65,940,127	65,335,457	64,148,356	64,122,965
Average outstanding shares - diluted	66,118,998	66,105,098	65,501,697	64,354,720	64,298,896

PERFORMANCE RATIOS
Return on average assets	1.58%	1.53%	1.61%	1.67%	1.64%
Return on average equity	12.55	12.54	13.63	14.38	14.00
Net interest margin (tax equivalent)	4.15	4.16	4.13	4.07	4.11
Efficiency ratio	49.52	48.38	48.44	46.46	47.01

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2016	2015
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$41,877	$40,420	$38,999	$37,828	$36,824
Loans charged off	(1,782)	(3,110)	(1,477)	(943)	(509)
Loan recoveries	1,649	390	234	560	223

Net recoveries (charge-offs)	(133)	(2,720)	(1,243)	(383)	(286)
Provision for loan losses	2,328	4,177	2,664	1,554	1,290

Balance at end of period	$44,072	$41,877	$40,420	$38,999	$37,828

Allowance for loan losses / period-end loans	1.34%	1.25%	1.23%	1.31%	1.29%
Allowance for loan losses / nonperforming loans	156.24	143.70	183.39	228.20	196.04
Net charge-offs / average loans (annualized)	0.02	0.33	0.16	0.05	0.04

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$31,486	$40,576	$43,284	$47,409	$30,874
Substandard	110,657	108,813	68,772	48,317	46,775
Doubtful	—	37	62	43	99

Total classified loans	$142,143	$149,426	$112,118	$95,769	$77,748

NONPERFORMING ASSETS
Nonaccrual loans	$27,175	$28,601	$21,788	$16,854	$18,935
Accruing troubled debt restructured loans	973	199	204	172	177
Accruing loans 90 days past due	59	341	49	64	184

Total nonperforming loans	28,207	29,141	22,041	17,090	19,296
Foreclosed assets	821	627	701	1,045	1,081

Total nonperforming assets	$29,028	$29,768	$22,742	$18,135	$20,377

As a % of loans and foreclosed assets	0.88%	0.89%	0.69%	0.61%	0.69%
As a % of end of period total assets	0.44	0.45	0.35	0.30	0.34

OIL AND GAS PORTFOLIO INFORMATION
Oil and gas loans	$92,058	$96,712	$92,382	$82,498	$95,044
Oil ang gas loans as a % of total loans	2.79%	2.89%	2.81%	2.78%	3.23%
Classified oil and gas loans	36,402	34,506	30,028	26,016	6,654
Nonaccrual oil and gas loans	4,917	5,404	2,589	481	44
Net charge-offs for oil and gas loans	517	1,370	567	—	10
Allowance for oil and gas loans as a % of oil and gas loans	7.37%	6.35%	6.48%	5.63%	3.40%

CAPITAL RATIOS
Common equity Tier 1 capital ratio	16.46%	15.90%	15.73%	16.25%	16.23%
Tier 1 capital ratio	16.46	15.90	15.73	16.25	16.23
Total capital ratio	17.60	16.97	16.78	17.36	17.35
Tier 1 leverage	10.23	9.96	9.96	9.84	9.85
Equity to assets	12.85	12.08	12.25	11.47	11.72

	Quarter Ended
	2016	2015
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
NONINTEREST INCOME
Trust fees	$4,655	$4,961	$4,818	$4,740	$4,731
Service charges on deposits	4,413	4,730	4,653	4,021	3,768
ATM, interchange and credit card fees	5,680	5,651	5,794	5,445	4,969
Real estate mortgage fees	3,139	3,088	3,742	2,098	1,482
Net gain (loss) on sale of available-for-sale securities	2	51	136	239	5
Net gain (loss) on sale of foreclosed assets	76	528	28	(49)	30
Net gain (loss) on sale of assets	513	(809)	(11)	(4)	5
Interest on loan recoveries	633	216	323	403	108
Other noninterest income	710	864	963	916	799

Total noninterest income	$19,821	$19,280	$20,446	$17,809	$15,897

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$21,545	$20,647	$20,007	$17,865	$17,023
Profit sharing expense	1,045	1,265	1,641	1,308	1,242
Net occupancy expense	2,631	2,674	3,050	2,394	2,197
Equipment expense	3,380	3,218	3,114	2,992	2,899
FDIC insurance premiums	824	837	819	749	748
ATM, interchange and credit card expenses	1,687	1,540	1,509	1,609	1,725
Legal, tax and professional fees	2,209	2,037	1,497	1,701	1,697
Audit fees	449	359	444	372	381
Printing, stationery and supplies	503	617	594	471	596
Amortization of intangible assets	199	199	200	72	90
Advertising and public relations	1,444	1,481	1,564	1,484	1,353
Correspondent bank service charges	247	239	238	225	222
Other noninterest expense	4,918	5,229	5,296	3,962	3,770

Total noninterest expense	$41,081	$40,342	$39,973	$35,204	$33,943

TAX EQUIVALENT YIELD ADJUSTMENT	$6,115	$6,111	$5,984	$5,635	$5,213

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended Mar. 31, 2016			Three Months Ended Dec. 31, 2015
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$7,534	$9	0.50%	$5,769	$4	0.31%
Interest-bearing deposits in nonaffiliated banks	40,239	51	0.51	32,937	33	0.40
Taxable securities	1,323,606	7,262	2.19	1,352,555	7,170	2.12
Tax exempt securities	1,428,178	16,326	4.57	1,408,410	16,305	4.63
Loans	3,312,664	40,802	4.95	3,309,685	41,646	4.99

Total interest-earning assets	6,112,221	$64,450	4.24%	6,109,356	$65,158	4.23%
Noninterest-earning assets	432,862			427,018

Total assets	$6,545,083			$6,536,374

Interest-bearing liabilities:
Deposits	$3,445,622	$1,052	0.12%	$3,391,514	$882	0.10%
Fed funds purchased and other borrowings	562,569	260	0.19	575,861	164	0.11

Total interest-bearing liabilities	4,008,191	$1,312	0.13%	3,967,375	$1,046	0.10%
Noninterest-bearing liabilities	1,713,122			1,772,060
Shareholders’ equity	823,770			796,939

Total liabilities and shareholders’ equity	$6,545,083			$6,536,374

Net interest income and margin (tax equivalent)		$63,138	4.15%		$64,112	4.16%

	Three Months Ended Sept. 30, 2015			Three Months Ended June 30, 2015
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$8,334	$8	0.40%	$10,391	$10	0.37%
Interest-bearing deposits in nonaffiliated banks	42,083	33	0.31	34,633	40	0.47
Taxable securities	1,372,834	7,296	2.13	1,425,744	7,398	2.08
Tax exempt securities	1,376,119	16,021	4.66	1,294,809	15,108	4.67
Loans	3,161,229	39,789	4.99	2,954,502	36,423	4.94

Total interest-earning assets	5,960,599	$63,147	4.20%	5,720,079	$58,979	4.14%
Noninterest-earning assets	402,174			351,223

Total assets	$6,362,773			$6,071,302

Interest-bearing liabilities:
Deposits	$3,295,411	$932	0.11%	$3,177,999	$902	0.11%
Fed funds purchased and other borrowings	572,431	133	0.09	558,367	106	0.08

Total interest-bearing liabilities	3,867,842	$1,065	0.11%	3,736,366	$1,008	0.11%
Noninterest-bearing liabilities	1,741,319			1,628,847
Shareholders’ equity	753,612			706,089

Total liabilities and shareholders’ equity	$6,362,773			$6,071,302

Net interest income and margin (tax equivalent)		$62,082	4.13%		$57,971	4.07%

	Three Months Ended Mar. 31, 2015
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$6,767	$5	0.27%
Interest-bearing deposits in nonaffiliated banks	89,798	75	0.34
Taxable securities	1,333,073	7,808	2.34
Tax exempt securities	1,191,772	13,973	4.69
Loans	2,931,805	35,420	4.90

Total interest-earning assets	5,553,215	$57,281	4.18%
Noninterest-earning assets	363,211

Total assets	$5,916,426

Interest-bearing liabilities:
Deposits	$3,221,552	$927	0.12%
Fed funds purchased and other borrowings	388,213	42	0.04

Total interest-bearing liabilities	3,609,765	$969	0.11%
Noninterest-bearing liabilities	1,611,430
Shareholders’ equity	695,231

Total liabilities and shareholders’ equity	$5,916,426

Net interest income and margin (tax equivalent)		$56,312	4.11%